UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 2 amends the Current Report on Form 8-K (the “Original 8-K”) Unifi, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2017, as amended by Amendment No. 1 filed with the SEC on May 19, 2017 (“Amendment No. 1”), regarding, among other things, the resignation of Sean D. Goodman as the Company’s Vice President and Chief Financial Officer and the appointment of Christopher A. Smosna as the Company’s interim Chief Financial Officer, both effective as of June 24, 2017. The purpose of this Amendment No. 2 is to report a change in the effective date of Mr. Goodman’s departure as the Company’s Vice President and Chief Financial Officer to June 25, 2017 and of Mr. Smosna becoming the Company’s interim Chief Financial Officer to June 26, 2017. The disclosure included in the Original 8-K, as amended by Amendment No. 1, otherwise remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2017, the Board of Directors of the Company, after being notified that Mr. Goodman would remain with the Company as the Company’s Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) through June 25, 2017, approved a change in the effective date of Mr. Smosna becoming the Company’s interim Chief Financial Officer (interim principal financial officer and interim principal accounting officer) to June 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: June 16, 2017	By:	/s/ KEVIN D. HALL
Kevin D. Hall
Chief Executive Officer